SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported): November 30, 2003


                      ADVANCE DISPLAY TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)



        COLORADO                       0-15224                     84-0969445
(State of Incorporation)          (Commission File              (IRS Employer ID
                                       Number)                       Number)


      7334 South Alton Way, Building 14, Suite F, Englewood, Colorado 80112
                    (Address of Principal Executive Offices)


                                 (303) 267-0111
                         (Registrant's Telephone Number,
                              including Area Code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Advance Display Technologies, Inc. (OTCBB: ADTI, the "Company") acquired all of the membership interests in Regent Theaters, LLC and Regent Releasing, LLC, from Regent Entertainment Partnership, L.P., of Los Angeles, California. The Company has agreed to pay Regent Entertainment Partnership $50,000.00 in cash for the membership interests, which was based on the parties' estimate of the value of the tangible assets conveyed in the transaction. Regent Theaters, LLC is the lessee of two movie theaters in Dallas and in Los Angeles, and the Company anticipates that the two theaters operated by Regent Theaters will form the base of the Company's planned national chain of specialty motion picture theaters. The Company intends to acquire the rights to additional theaters across the country which will be re-formatted, to varying

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degrees, as high quality, jewel box theaters presenting quality, gay and lesbian themed, motion pictures, as well as other specialty motion pictures.

      Stephen P. Jarchow, a member of the Company's board of directors, is a principal of Regent Entertainment Partnership, L.P. Mr. Jarchow and the other principal of Regent Entertainment, Paul Colichman, who will join the Company's board of directors, will actively assist management's efforts to locate and develop additional movie theaters across the country. The disinterested members of the Company's board of directors approved the acquisition.

      The Company funded the acquisition by issuing a new voting, convertible, participating series of the Company's preferred stock to certain new and existing shareholders in a private financing. The total proceeds from the financing will total $1,000,000, $200,000 of which has already been received by the Company and the remaining $800,000 of which will be received by the Company on or prior to February 4, 2003. The proceeds of the financing not used for the acquisition will be used to operate, develop and expand the Company's theater operations. The Company's nascent fiber optics screen technology business will continue, but little if any of the funds raised will be devoted to that business.

      In connection with the acquisition and the private financing, the Company reorganized itself by converting all outstanding shares of the Company's Series C Preferred into Common Stock and converting all of the Company's debt into two new non-voting, non-convertible, junior priority, series of the Company's preferred stock.

      The acquisition, financing and the other reorganization transactions are more fully described in the press release announcing the completion of the transaction which is attached as Exhibit 99.1 to this report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) Financial statements of business acquired.

     The Company intends to file by amendment the required financial information of Regent Theaters, LLC and Regent Releasing, LLC no later than 60 days after the date that this current report on Form 8-K must be filed.

    (b) Pro forma financial information.

     The Company intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding membership interests of Regent Theaters, LLC and Regent Releasing, LLC no later than 60 days after the date that this current report on Form 8-K must be filed.

   (c)  Exhibits

            2.1 Unit Purchase Agreement, dated November 25, 2003, by and among the Company, Regent Theaters, LLC, Regent Releasing, LLC, and Regent Entertainment Partnership, L.P.*
            2.2 Stock Purchase Agreement, dated November 25, 2003, by and among the Company and Stephen P. Jarchow, Paul Colichman, Gene W. Schneider, and Lawrence F. DeGeorge.*
            2.3 Series C Preferred Stock Conversion Agreement, dated November 25, 2003, by and among the Company and William W. Becker, J. Timothy Brittan, John P. Cole,
                     Jr., William J. Elsner, Bruce H. Etkin, Keith A. Hancock, Jan E. Helen, Peregrine Investments, Schneider Holdings Co., Mark L. Schneider, and John D. Seiver.*
            2.4 Old Debt Exchange Agreement, dated November 25, 2003, by and among the Company and Gene W. Schneider, Lawrence F. DeGeorge, Mark L. Schneider, John P. Cole, Jr., and Bruce
                     H. Etkin.*
            2.5 New Debt Exchange Agreement, dated November 25, 2003, by and between the Company and Lawrence F. DeGeorge.
            2.6 Shareholders Agreement, dated November 25, 2003, by and among the Company, Stephen P. Jarchow, Paul Colichman, Gene W. Schneider, and Lawrence F. DeGeorge.
            99.1     Press Release dated December 1, 2003

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* Certain exhibits or schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.



Date:  December 15, 2003                  ADVANCE DISPLAY TECHNOLOGIES, INC.

                                          By:/S/ MATTHEW W. SHANKLE
                                             ----------------------------------
                                              Matthew W. Shankle
                                              President and
                                              Chief Executive Officer

                                  EXHIBIT INDEX

2.1 Unit Purchase Agreement, dated November 25, 2003, by and among the Company, Regent Theaters, LLC, Regent Releasing, LLC, and Regent Entertainment Partnership, L.P.*
2.2 Stock Purchase Agreement, dated November 25, 2003, by and among the Company and Stephen P. Jarchow, Paul Colichman, Gene W. Schneider, and Lawrence F. DeGeorge.*
2.3 Series C Preferred Stock Conversion Agreement, dated November 25, 2003, by and among the Company and William W. Becker, J. Timothy Brittan, John P. Cole, Jr., William J. Elsner, Bruce H. Etkin, Keith A. Hancock, Jan E. Helen, Peregrine Investments, Schneider Holdings Co., Mark L. Schneider, and John D. Seiver.*
2.4 Old Debt Exchange Agreement, dated November 25, 2003, by and among the Company and Gene W. Schneider, Lawrence F. DeGeorge, Mark L. Schneider, John P. Cole, Jr., and Bruce H. Etkin.*
2.5 New Debt Exchange Agreement, dated November 25, 2003, by and between the Company and Lawrence F. DeGeorge.
2.6 Shareholders Agreement, dated November 25, 2003, by and among the Company, Stephen P. Jarchow, Paul Colichman, Gene W. Schneider, and Lawrence F. DeGeorge.
99.1 Press Release dated December 1, 2003

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* Certain exhibits or schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.